UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2025

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street

Mount Horeb, Wisconsin 53572

(Address of principal executive offices, including zip code)

(608) 424-1544

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, No Par Value	DLTH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2025, Duluth Holdings Inc. (the “Company”) issued a press release announcing the grant of shares in connection with the inducement awards to Stephanie L. Pugliese, President and Chief Executive Officer of the Company, the material terms of which were previously disclosed, in connection with NASDAQ Listing Rule 5635(c)(4), which requires public announcement of such awards made outside the terms of the Company’s 2024 Equity Incentive Plan.

The Company and Ms. Pugliese also entered into (i) an Inducement Stock Award Agreement, dated May 5, 2025 and (ii) an Inducement Restricted Stock Award Agreement, dated May 5, 2025, pursuant to which the shares were issued.

Copies of the Inducement Stock Award Agreement and the Inducement Restricted Stock Award Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this filing and are incorporated herein by reference. The Company’s press release announcing the grant is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Inducement Stock Award Agreement, dated May 5, 2025, by and between Ms. Pugliese and the Company.

10.2	Inducement Restricted Stock Award Agreement, dated May 5, 2025, by and between Ms. Pugliese and the Company.

99.1	Press Release dated May 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: May 5, 2025	By:	/s/ Heena Agrawal
Heena Agrawal Senior Vice President and Chief Financial Officer

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